Exhibit 99.1

NEWS RELEASE

Release No. 118-02-06

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley
(Investor Relations)
615-986-5600

FOR RELEASE AT 1:00 P.M. (EST) FRIDAY, JULY 30, 2010

LP Reports Second Quarter 2010 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2010, which included the following:

•	Total sales for the second quarter of $447 million were up 67 percent versus a year ago, led by higher OSB prices while U.S. housing starts increased 12 percent from second quarter 2009 levels.

•	Income from continuing operations of $24 million, or $0.17 per diluted share.

•	Adjusted EBITDA from continuing operations for the second quarter was $75 million compared to a $11 million loss in the second quarter of 2009.

“Our results for this quarter reflect the higher OSB pricing and increased volume of shipments in all product lines compared to the same quarter last year,” said Rick Frost, Chief Executive Officer. “Unfortunately, demand began to taper significantly in the second half of May and this weakness continued into June. Jobs, consumer confidence, inventory of vacant homes for sale and the overall state of the economy have had a downward pull on housing.”

SECOND QUARTER RESULTS

For the quarter ended June 30, 2010, LP reported net sales of $447 million, an increase from $267 million in the second quarter of 2009. For the second quarter, the company reported operating income of $49 million as compared to a loss in the second quarter of 2009 of $32 million.

For the second quarter of 2010, LP reported income from continuing operations of $24 million, or $0.17 per diluted share, as compared to a loss from continuing operations of $27 million, or $0.26 per diluted share for the second quarter of 2009.

LP — Page 1 of 9

YEAR TO DATE RESULTS

For the six months ended June 30, 2010, LP reported net sales of $744 million, an increase from $473 million in the first six months of 2009. For the first six months of 2010, the company reported operating income of $26 million as compared to a loss in the comparable period of 2009 of $75 million. Adjusted EBITDA from continuing operations for the first six months of 2010 was $78 million compared to a $36 million loss in the first six months of 2009.

For the first six months of 2010, LP reported income from continuing operations of $1 million, or $0.01 per diluted share, as compared to a loss $58 million, or $0.55 per diluted share, for the first six months of 2009.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed two other facilities due to market conditions. The OSB segment reported net sales for the second quarter of 2010 of $217 million, up 122 percent compared with $98 million of net sales in the second quarter of 2009. For the second quarter of 2010, the OSB segment reported operating income of $48 million – an improvement of $66 million - compared with an operating loss of $18 million in the second quarter of 2009. For the second quarter, LP realized an improvement of $67 million in adjusted EBITDA from continuing operations for this segment as compared to the second quarter of 2009. For the second quarter of 2010 as compared to the second quarter of 2009, sales volumes were up 24 percent with sales price increasing by 78 percent. The increase in sales price accounted for approximately a $72 million dollar increase in both operating results and adjusted EBITDA from continuing operations. Offsetting the improvement in operating results was the increase in our Canadian dollar denominated manufacturing costs due to the strengthening of the Canadian dollar and certain raw materials.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide siding as well as LP’s prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $130 million in the second quarter of 2010, an increase of 25 percent from $104 million in the year-ago second quarter. For the second quarter of 2010, the Siding segment reported an operating income of $22 million compared to $7 million in the year-ago quarter. For the second quarter, LP reported $27 million in adjusted EBITDA from continuing operations, an increase of $16 million as compared to the second quarter of 2009.

In the second quarter of 2010, sales increased across all regions due to improved retail sales and housing starts. Additionally, one of the siding mills in this segment also produces commodity OSB and this segment also benefited from the improved OSB price.

LP — Page 2 of 9

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP segment sales in the second quarter of 2010 totaled $56 million, an increase of 55 percent from $36 million in the year-ago quarter. Operating losses decreased by half to $4 million for the second quarter of 2010 from $9 million for the second quarter of 2009. For the second quarter, LP realized an increase in adjusted EBITDA from continuing operations of $5 million for this segment as compared to the second quarter of 2009.

The improved operating results in the second quarter were driven by higher volumes and increased prices which were offset by higher raw material costs.

COMPANY OUTLOOK

“The U.S. economy remains in an unsettled state that requires companies to be extremely agile to respond to wide swings in demand,” Frost continued. “For housing, there is growing agreement that the timing and strength of the recovery will be determined by the size of the inventory of excess vacant homes and household formations enabled by job recovery. I believe we’ll see an erratic path for the rest of 2010 and into next year,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LP — Page 3 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$447.1	$267.4	$743.7	$472.9

Income (loss) from operations	$48.9	$(32.2)	$26.2	$(74.7)

Income (loss) before income taxes and equity in loss of unconsolidated affiliates	$35.4	$(39.9)	$3.3	$(86.9)

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment	$23.9	$(28.5)	$2.1	$(60.9)

Income (loss) from continuing operations	$23.6	$(27.2)	$1.1	$(57.5)

Net income (loss) attributable to LP	$22.3	$(29.2)	$(0.2)	$(59.7)

Net income (loss) per share - basic	$0.17	$(0.28)	$—	$(0.58)
- diluted	$0.16	$(0.28)	$—	$(0.58)

Average shares outstanding (in millions)
Basic	128.5	103.0	127.2	102.8
Diluted	139.8	103.0	138.2	102.8

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment:

Income (loss) from continuing operations	$23.6	$(27.2)	$1.1	$(57.5)
Other than temporary investment impairment	—	0.8	—	1.7
Gain on early extinguishment of debt	—	—	—	(0.6)
(Gain) loss on sale or impairment of long-lived assets	(0.1)	(1.0)	1.2	(0.9)
Other operating credits and charges, net	0.6	(1.9)	0.5	(5.7)

	0.5	(2.1)	1.7	(5.5)
Provision (benefit) for income taxes on above items	(0.2)	0.8	(0.7)	2.1

	0.3	(1.3)	1.0	(3.4)

	$23.9	$(28.5)	$2.1	$(60.9)

Per share - basic	$0.19	$(0.28)	$0.02	$(0.59)
Per share - diluted	$0.17	$(0.28)	$0.02	$(0.59)

LP — Page 4 of 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$447.1	$267.4	$743.7	$472.9

Operating costs and expenses:
Cost of sales	346.3	254.5	614.3	459.8
Depreciation, amortization and cost of timber harvested	22.4	18.9	42.8	38.0
Selling and administrative	29.0	29.1	58.7	56.4
(Gain) loss on sale or impairment of long-lived assets	(0.1)	(1.0)	1.2	(0.9)
Other operating credits and charges, net	0.6	(1.9)	0.5	(5.7)

Total operating costs and expenses	398.2	299.6	717.5	547.6

Income (loss) from operations	48.9	(32.2)	26.2	(74.7)

Non-operating income (expense):
Foreign currency exchange gain (loss)	(0.1)	6.7	1.4	9.3
Gain on early debt extinguishment	—	—	—	0.6
Other than temporary investment impairment	—	(0.8)	—	(1.7)
Interest expense, net of capitalized interest	(17.7)	(21.9)	(34.5)	(34.8)
Investment income	4.3	8.3	10.2	14.4

Total non-operating income (expense)	(13.5)	(7.7)	(22.9)	(12.2)

Income (loss) before taxes and equity in loss of unconsolidated affiliates	35.4	(39.9)	3.3	(86.9)
Provision (benefit) for income taxes	12.7	(16.0)	2.4	(35.3)
Equity in (income) loss of unconsolidated affiliates	(0.9)	3.3	(0.2)	5.9

Income (loss) from continuing operations	23.6	(27.2)	1.1	(57.5)

Discontinued operations:
Loss from discontinued operations before income taxes	(2.0)	(3.7)	(2.3)	(4.4)
Income tax benefit	(0.8)	(1.4)	(0.9)	(1.7)

Loss from discontinued operations	(1.2)	(2.3)	(1.4)	(2.7)

Net income (loss)	22.4	(29.5)	(0.3)	(60.2)
Less: Net income (loss) attributed to noncontrolling interest	0.1	(0.3)	(0.1)	(0.5)

Net income (loss) attributed to Louisiana-Pacific Corporation	$22.3	$(29.2)	$(0.2)	$(59.7)

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.18	$(0.26)	$0.01	$(0.55)
Loss from discontinued operations	(0.01)	(0.02)	(0.01)	(0.03)

Net income (loss) per share	$0.17	$(0.28)	$—	$(0.58)

Income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.17	$(0.26)	$0.01	$(0.55)
Loss from discontinued operations	(0.01)	(0.02)	(0.01)	(0.03)

Net income (loss) per share	$0.16	$(0.28)	$—	$(0.58)

Average shares of stock outstanding - basic	128.5	103.0	127.2	102.8

Average shares of stock outstanding - diluted	139.8	103.0	138.2	102.8

LP — Page 5 of 9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$437.1	$394.1
Receivables, net of allowance for doubtful accounts of $1.3 million and $1.2 million at June 30, 2010 and December 31, 2009	108.6	59.9
Income tax receivable	15.3	52.7
Inventories	164.2	140.4
Prepaid expenses and other current assets	8.1	6.2
Deferred income taxes	—	1.4
Current portion of notes receivable from asset sales	—	115.1
Assets held for sale	66.2	69.1

Total current assets	799.5	838.9

Timber and timberlands	49.0	50.6
Property, plant and equipment, at cost	2,078.7	2,081.1
Accumulated depreciation	(1,154.8)	(1,116.6)

Net property, plant and equipment	923.9	964.5

Notes receivable from asset sales	533.5	533.5
Long-term investments	34.1	26.3
Restricted cash	15.6	20.8
Investments in and advances to affiliates	132.9	138.5
Deferred debt costs	11.6	13.2
Other assets	26.2	26.6
Long-term deferred tax asset	1.0	7.4

Total assets	$2,527.3	$2,620.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$60.3	$60.3
Current portion of limited recourse notes payable	—	113.4
Short-term notes payable	—	0.4
Accounts payable and accrued liabilities	137.9	123.0
Current portion of deferred tax liability	1.7	—
Current portion of contingency reserves	7.0	10.0

Total current liabilities	206.9	307.1

Long-term debt, excluding current portion	706.1	706.3
Contingency reserves, excluding current portion	30.7	30.8
Other long-term liabilities	132.2	137.2
Deferred income taxes	170.1	164.3
Redeemable non-controlling interest	20.6	21.1
Stockholders’ equity:
Common stock	144.8	139.7
Additional paid-in capital	556.4	562.4
Retained earnings	901.9	902.1
Treasury stock	(279.9)	(286.1)
Accumulated comprehensive loss	(62.5)	(64.6)

Total stockholders’ equity	1,260.7	1,253.5

Total liabilities and stockholders’ equity	$2,527.3	$2,620.3

LP — Page 6 of 9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22.4	$(29.5)	(0.3)	$(60.2)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and cost of timber harvested	22.4	18.9	42.8	38.0
(Gain) loss of unconsolidated affiliates	(0.9)	3.3	(0.2)	5.9
Other operating charges and credits, net	2.8	2.1	2.7	2.8
(Gain) loss on sale or impairment of long-lived assets	(0.1)	(1.0)	1.2	(0.9)
Other than temporary investment impairment	—	0.8	—	1.7
Stock based compensation expense related to stock plans	2.2	2.2	5.4	4.0
Exchange (gain) loss on remeasurement	(0.3)	(1.6)	0.2	(7.0)
Cash settlement of contingencies	(1.0)	(4.0)	(3.4)	(9.0)
Other adjustments	1.6	3.9	3.5	2.7
Pension expense (in excess of payments)	1.4	2.2	3.4	3.8
Decrease (increase) in receivables	(14.3)	3.0	(50.7)	(31.3)
Decrease (increase) in income tax receivables	(9.7)	3.9	37.4	74.6
Decrease (increase) in inventories	19.4	37.3	(24.2)	38.5
Decrease (increase) in prepaid expenses	(5.8)	(1.3)	(1.6)	4.6
Increase in accounts payable and accrued liabilities	7.6	15.4	8.6	11.7
Increase (decrease) in deferred income taxes	20.0	(14.9)	10.8	(37.0)

Net cash provided by operating activities	67.7	40.7	35.6	42.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(3.5)	(0.8)	(5.4)	(4.7)
Reimbursement from (investments in and advances) to joint ventures	8.2	2.3	6.1	(1.4)
Proceeds from sale of assets	1.2	5.2	1.2	5.2
Receipt of proceeds from notes receivable	115.1	—	115.1	—
Proceeds from sales of investments	—	1.9	—	21.5
Decrease in restricted cash under letters of credit	5.3	10.8	5.2	37.6
Other investing activities, net	(0.4)	(0.6)	—	—

Net cash provided by investing activities	125.9	18.8	122.2	58.2

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long term debt	—	—	—	281.3
Repayment of long term debt	(113.8)	(9.7)	(113.8)	(136.3)
Payment of debt issuance fees	—	(1.0)	—	(15.5)

Net cash provided by (used in) financing activities	(113.8)	(10.7)	(113.8)	129.5

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(0.1)	(4.0)	(1.0)	(3.6)

Net increase in cash and cash equivalents	79.7	44.8	43.0	227.0
Cash and cash equivalents at beginning of period	357.4	279.9	394.1	97.7

Cash and cash equivalents at end of period	$437.1	$324.7	$437.1	$324.7

LP — Page 7 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2010	2009	2010	2009
Net sales:
OSB	$216.9	$97.7	$333.8	$170.0
Siding	130.3	103.9	219.9	178.5
Engineered Wood Products	55.7	35.9	104.5	65.8
Other	47.6	29.9	88.9	58.6
less intersegment sales	(3.4)	—	(3.4)	—

	$447.1	$267.4	$743.7	$472.9

Operating profit (loss):
OSB	$47.9	$(18.4)	$43.4	$(42.6)
Siding	21.8	6.5	30.3	8.6
Engineered Wood Products	(4.4)	(8.6)	(10.9)	(17.8)
Other	3.7	0.6	3.7	2.2
less intersegment elimination	(0.5)	—	(0.5)	—
Other operating credits and charges, net	(0.6)	1.9	(0.5)	5.7
Gain (loss) on sales of and impairment of long-lived assets	0.1	1.0	(1.2)	0.9
General corporate and other expenses, net	(18.2)	(18.5)	(37.9)	(37.6)
Foreign currency gain (losses)	(0.1)	6.7	1.4	9.3
Gain on early debt extinguishment	—	—	—	0.6
Other than temporary investment impairment	—	(0.8)	—	(1.7)
Investment income	4.3	8.3	10.2	14.4
Interest expense, net of capitalized interest	(17.7)	(21.9)	(34.5)	(34.8)

Income (loss) from operations before taxes	36.3	(43.2)	3.5	(92.8)
Provision (benefit) for income taxes	12.7	(16.0)	2.4	(35.3)

Income (loss) from continuing operations	$23.6	$(27.2)	$1.1	$(57.5)

LP — Page 8 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Oriented strand board, million square feet 3/8” basis (1)	846	660	1,510	1,081
Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	54	54	102	100
Wood-based siding, million square feet 3/8” basis	226	159	429	346
Engineered I-Joist, million lineal feet (1)	21	16	43	26
Laminated veneer lumber (LVL) and Laminated strand lumber (LSL), thousand cubic feet	1,885	1,157	3,389	2,114

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.

LP — Page 9 of 9